Exhibit 99.2


     The following unaudited consolidated financial data and statistics of Province Healthcare Company ("Province") are being provided to supplement the information that will be discussed on the LifePoint Hospitals, Inc. ("LifePoint") conference call scheduled for April 28, 2005. Certain unaudited financial information relating to Province for the three months ended March 31, 2005 has not been and is not required to be filed by Province with the SEC because on April 15, 2005, Province filed with the SEC a Form 15-12B which suspended Province's duty to file such information. This information was not reviewed by the Province senior management in place prior to our business combination. The information being furnished resulted from Province's information technology systems and management reporting systems analysis. We do not believe that this information is materially incorrect, but this information has not been through the same review or processes that we have in place for our other existing facilities or for the release of our financial results generally.

Exhibit 99

                           PROVINCE HEALTHCARE COMPANY

UNAUDITED CONSOLIDATED FINANCIAL DATA AND STATISTICS FROM CONTINUING OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2005
                                  (in millions)



                                        Three Months Ended March 31,
                             ---------------------------------------------------
                                       2004                       2005
                             --------------------------  -----------------------
                                         Percentage of             Percentage of
                              Amount      Net Revenues    Amount    Net Revenues
                             --------- ----------------  --------- -------------
Net revenues                   $200.6        100.0%        $256.3         100.0%

Salaries, wages and benefits     79.1         39.4           98.2          38.3
Supplies                         26.0         13.0           32.8          12.8
Other operating expense          39.1         19.5           47.0          18.3
Provision for doubtful
 accounts                        20.3         10.1           27.8          10.9
                             --------- ----------------  --------- -------------

Earnings before interest,
   depreciation and
    amortization,
   taxes, transaction costs
    and
   minority interest             36.1         18.0           50.5          19.7

Transaction costs                  --           --            1.4           0.6
Depreciation and
 amortization                    10.2          5.1           13.1           5.1
Interest expense                  6.5          3.2            7.9           3.1
Minority interest                 0.1           --            0.1            --
                             --------- ------------      --------- -------------

Income before taxes              19.3          9.6           28.0          10.9
   Provision for income
    taxes                         7.1          3.5           10.6           4.1
                             --------- ------------      --------- -------------

Net income                      $12.2          6.1%         $17.4           6.8%
                             ========= ============      ========= =============

Exhibit 99

                           PROVINCE HEALTHCARE COMPANY

UNAUDITED CONSOLIDATED FINANCIAL DATA AND STATISTICS FROM CONTINUING OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2005


                                          Three Months Ended March 31,
                               ------------------------------------------------
                                                                   Percentage
                                 2004      2005       Change          Change
                               --------- --------- ------------  ---------------
Consolidated:

Net revenues ($ in millions)     $200.6    $256.3        $55.7         27.8%
Admissions                       18,993    21,509        2,516         13.2
Equivalent admissions (1)        33,984    39,566        5,582         16.4
Net revenue per adjusted
 admission                       $5,900    $6,472         $572          9.7
Medicare case mix index            1.24      1.22        (0.02)        (1.6)
Emergency room visits            71,908    92,636       20,728         28.8

Same Facility:

Net revenues ($ in millions)     $200.6    $212.4        $11.8          5.9%
Admissions                       18,993    18,635         (358)        (1.9)
Equivalent admissions (1)        33,984    34,449          465          1.4
Net revenue per adjusted
 admission                       $5,900    $6,164         $264          4.5
Medicare case mix index            1.24      1.21        (0.03)        (2.4)
Emergency room visits            71,908    79,868        7,960         11.1


(1) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.